UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2007

Aon Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                         On December 15, 2007, Aon Corporation (the “Company”) entered into Amendment No. 3 (the “Amendment”)  to the existing employment agreement, effective as of January 1, 2001, as amended September 24, 2004 and as further amended May 18, 2006 (the “Employment Agreement”), between the Company and Michael D. O’Halleran, one of the Company’s named executive officers.

The Amendment modifies the Employment Agreement to provide for: (i) a change in Mr. O’Halleran’s title to Senior Executive Vice President and Executive Chairman of Aon Re Global; (ii) an increase in Mr. O’Halleran’s base salary; and (iii) the future grant of performance share units, the settlement of which are subject to the achievement of specified pre-tax net income targets and a specified margin target.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)—(c)     Not applicable.

(d)                                         Exhibits:

Exhibit Number	Description of Exhibit

10.1	Amendment No. 3 to Employment Agreement dated as of December 15, 2007 between Aon Corporation and Michael D. O’Halleran.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ D. Cameron Findlay
D. Cameron Findlay
Executive Vice President and General Counsel

Date: December 20, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Amendment No. 3 to Employment Agreement dated as of December 15, 2007 between Aon Corporation and Michael D. O’Halleran.